UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
General
As previously disclosed, on July 7, 2009, Lear Corporation (the “Company”) and certain of its United States and Canadian subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 (“Chapter 11”) of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-14326). On September 12, 2009, the Debtors filed a first amended joint plan of reorganization (as amended, supplemented or otherwise modified, the “Plan”) and related disclosure statement with the Bankruptcy Court. Subject to confirmation of the Plan by the Bankruptcy Court and the satisfaction of certain conditions by the Debtors, the Plan will become effective (the “Effective Date”).
First Lien Facility
On July 6, 2009, the Debtors entered into a credit and guarantee agreement by and among the Company, as borrower, and the other guarantors named therein, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders party thereto (the “DIP Agreement”), which provides the Company with debtor-in-possession financing subject to the terms and conditions previously disclosed. The DIP Agreement is convertible, at the Company’s option, into an exit facility of up to $500 million (the “Exit Facility”). The DIP Agreement also provides the Company with the flexibility to obtain alternative post-Effective Date financing in lieu of the Exit Facility.
Due to recent improvements in the capital markets and other factors, the Company was able to negotiate such alternative financing, and on October 23, 2009, the Company entered into a $400 million Credit Agreement (the “First Lien Agreement”) by and among the Company, certain financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The First Lien Agreement provides for lower interest rates and fees and covenants more favorable to the Company than those provided under the Exit Facility.
Pursuant to the terms of the First Lien Agreement, on the Effective Date, the Company will have access to an initial funding in an amount of $200 million (the “Closing Date Draw”), and a delayed draw funding in an amount of up to $200 million (the “Delayed Draw” and together with the Closing Date Draw, the “First Lien Facility”) to be drawn not later than 35 days after the Closing Date Draw, the amount of the Delayed Draw to be determined based on the terms of the Plan and the liquidity needs of the Company. In addition to the foregoing, upon satisfaction of certain conditions, the Company will have the right to increase the amount available under the First Lien Agreement up to an aggregate amount of $600 million. The proceeds of the First Lien Facility will be used to satisfy amounts outstanding under the DIP Agreement and general corporate purposes. The Company’s obligations under the First Lien Agreement will be secured by a lien on substantially all of the assets of the Company. In addition, the Company’s obligations under the First Lien Agreement will be guaranteed, on a joint and several basis, by certain of the Company’s domestic subsidiaries, which are directly or indirectly 100% owned by the Company, and secured by a lien on substantially all of the assets of such subsidiaries.
Advances under the First Lien Agreement initially will bear interest at a fixed rate per annum equal to (i) LIBOR (with a LIBOR floor of 2%), as adjusted for certain statutory reserves, plus 5.50%, payable on the last day of each applicable interest period, but in no event less frequently than quarterly, or (ii) the Adjusted Base Rate (as defined in the First Lien Agreement) plus 4.50%, payable quarterly. In addition, the First Lien Agreement obligates the Company to pay certain fees to the lenders.
The First Lien Agreement contains various representations, warranties and covenants by the Company that are customary for transactions of this nature. These covenants include, without limitation, (i) covenants regarding maximum leverage and minimum interest coverage; (ii) limitations on the amount of capital expenditures; (iii) limitations on fundamental changes involving the Company or its subsidiaries; and (iv) limitations on indebtedness and liens.
The Company’s obligations under the First Lien Agreement may be accelerated following certain events of default (subject to applicable cure periods), including, without limitation, failure to pay principal or interest when due, a breach by the Company of any other representations, warranties or covenants made in the First Lien Agreement or the entry into bankruptcy by the Company or certain of its subsidiaries.
The First Lien Facility matures on the date that is the fifth anniversary of the Closing Date Draw, subject to certain limited conditions pursuant to which the maturity date of the First Lien Facility could be adjusted to an earlier date.
No assurances can be made whether or when the Bankruptcy Court will confirm the Plan or whether or when the Company will meet the requirements to fund the First Lien Facility.
The foregoing description of the First Lien Agreement is qualified in its entirety by reference to the First Lien Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.
Section 2 —Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of October 23, 2009, by and among the Company, as borrower, certain financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: the potential adverse impacts of the filing of the Chapter 11 proceedings on the Company’s business, financial condition or results of operations, including the Company’s ability to maintain contracts, trade credit and other customer and vendor relationships that are critical to its business and the actions and decisions of the Company’s creditors and other third parties with interests in the Chapter 11 proceedings; the Company’s ability to obtain approval of the Bankruptcy Court with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans or upon which consummation of such plans may be conditioned; the timing of confirmation and consummation of one or more plans of reorganization; the occurrence of any event, change or other circumstance that could give rise to the termination of the plan support agreements entered into with certain of the Company’s lenders and holders of senior notes; the anticipated future performance of reorganized Lear, including, without limitation, the Company’s ability to maintain or increase revenue and gross margins, control future operating expenses or make necessary capital expenditures; general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles for which the Company is a supplier; the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the outcome of customer negotiations; the impact and timing of program launch costs; the costs, timing and success of restructuring actions; increases in the Company’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company’s key customers and suppliers; the cost and availability of raw materials and energy; the Company’s ability to mitigate increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; unanticipated changes in cash flow, including the Company’s ability to align the Company’s vendor payment terms with those of its customers; further impairment charges initiated by adverse industry or market developments; the impact and duration of domestic and foreign government initiatives designed to assist the automotive industry; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.
The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: October 23, 2009	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of October 23, 2009, by and among the Company, as borrower, certain financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

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